                                                                       EXHIBIT B

                      STARRETT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
                     (In Thousands Except Per Share Amounts)

                                                            THREE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                               1997      1996
                                                              ------     -----

Weighted average number of shares outstanding
 during the period ....................................        6,261       6,261
                                                             =======      ======

Net Income ............................................      $ 1,429      $1,512
                                                             =======      ======

Primary earnings per share:

     Net Income .......................................      $   .23      $  .25
                                                             =======      ======


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